SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2006
IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1009 Oak Hill Road, Suite 201
Lafayette, CA 94549
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 906-5331
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 27, 2006, IntraBiotics Pharmaceuticals, Inc. (“the Company”) amended its Services Agreement, dated June 20, 2005, with Hickey & Hill, Inc. (as amended, the “Agreement”), pursuant to which the term of the Agreement was extended for an additional term of one year beginning on June 20, 2006. In addition, the Company agreed to pay monthly compensation in the amount of $13,200 and a performance bonus of up to $60,000, payable on or before April 3, 2007. Under the Agreement, Hickey & Hill manages the Company’s day to day operations. Denis Hickey, a founding principal of Hickey & Hill, serves as the Chief Executive Officer and Chief Financial Officer of the Company. The compensation payable to Hickey & Hill includes Mr. Hickey’s compensation for services as the Company’s Chief Executive Officer and Chief Financial Officer. A copy of the amendment is furnished herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Current Report on Form 8-K is filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Date: June 27, 2006
/s/ DENIS HICKEY

Denis Hickey
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Amendment to Services Agreement, dated as of June 27, 2006, by and between IntraBiotics Pharmaceuticals, Inc. and Hickey & Hill, Inc.